Exhibit 10.1
AMENDMENT
TO THE
BLUE FOUNDRY BANK
DIRECTOR RETIREMENT PLAN II

THIS AMENDMENT to the Boiling Springs Savings Bank Director Retirement Plan II (the “Plan”) is made by Blue Foundry Bank (the “Bank”), a New Jersey-charted stock savings bank and successor to Boiling Springs Savings Bank effective as of the 1st day of January 2022.

WHEREAS, the Plan provides certain benefits to eligible directors of the Bank for their service to the Bank as a member of the board of directors (each a “Participant” in the Plan); and

WHEREAS, Section 6.1 of the Plan allows the Board of Directors of the Bank to amend the Plan from time to time; provided that any amendment that reduces the benefit earned by a Participant may not be made without the consent of the Participant; and

WHEREAS, the Bank and each of the Participants desire to amend the Plan to fix the amount of the benefits due under the Plan and to make certain administerial changes; and

WHEREAS, no part of this Amendment is intended to accelerate the timing, or change the form, of any payment due under the Plan.

NOW THEREFORE, the Plan is hereby amended, effective as of January 1, 2022, as follows:

First Change

Section 1.1.8 of the Plan is amended by adding the following sentence to the end thereof:
“Notwithstanding the foregoing, no new active member of the Board may become a Participant in the Plan after June 15, 2022.”

Second Change

Section 2.1 of the Plan is amended by deleting the language in its entirety and replacing it with the following:

“2.1 Normal Retirement Benefit. Upon Termination of Service, after having completed ten (10) full continuous Years of Service, for reasons other than death, Disability or a Change in Control, the Bank shall pay to each Participant the Annual Benefit described in this 2.1.

2.1.1 Amount of Benefit. The Annual Benefit under this Section 2.1 for each Participant, payable for a period of ten (10) years is as follows:

Participant Annual Benefit
Robert T. Goldstein $9,991
Patrick H. Kinzler $14,939
Margaret Letsche $17,767
Jonathan M. Shaw $11,108
Mirella Lang $942

Exhibit 10.1
Any Participant in who has experienced a Termination of Service and is currently receiving benefits under the Plan as of the date of this Amendment will continue to receive an annual benefit of $25,000, payable for a total period of ten (10) years.

2.1.2 Payment of Benefit. The Bank shall distribute the benefit under this Section 2.1 in one hundred and twenty (120) substantially equal monthly installments commencing on the first business day of the month following a Participant’s Normal Retirement Date.”

Third Change

Section 2.2 of the Plan is amended by deleting the phrase “and the Director has ten (10) full continuous Years of Service at the time of the Participant’s Disability determination” in the first paragraph.

Fourth Change

Section 2.2.2 of the Plan is amended by deleting it in its entirety and replacing it with the following new Section 2.2.2:

“2.2.2 Payment of Benefit. The Bank shall distribute the benefit under this Section 2.2 in one hundred and twenty (120) substantially equal monthly installments commencing on the first business day of the month following the later of (i) the Participant’s Termination of Service or (ii) the date that is ten (10) years from the date the Participant first became a member of the Board.”

Fifth Change

Section 3.1 of the Plan is amended by deleting the phrase “after having completed ten (10) full continuous Years of Service” in the first paragraph.

Sixth Change

Section 3.1.2 of the Plan is amended by deleting it in its entirety and replacing it with the following new Section 3.1.2:

“3.1.2 Payment of Benefit. The Bank shall pay the Death Benefit within thirty (30) days of the later of (i) the Bank’s notification of the Participant’s death or (ii) the date that is ten (10) years from the date the Participant first became a member of the Board.”

Seventh Change

Section 3.2 of the Plan is amended by deleting the phrase “and the Participant has completed ten (10) full continuous Years of Service on the Board” in the first paragraph.

Eighth Change

Anywhere in the Plan where the name “Boiling Springs Savings Bank” appears, it will be replaced with the name “Blue Foundry Bank.”

Except as otherwise amended by this Amendment, all provisions of the Plan shall remain in full force and effect and the Plan, and this Amendment shall be construed together and considered one and the same plan.

Exhibit 10.1

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed on the date first written above.

BLUE FOUNDRY BANK

/s/ James D. Nesci
By: James D. Nesci
Title: President and Chief Executive Officer

The following Participants hereby consent to this Amendment to the Director Retirement Plan II:

/s/ Robert T. Goldstein
Robert T. Goldstein

/s/ Patrick H. Kinzler
Patrick H. Kinzler

/s/ Margaret Letsche
Margaret Letsche

/s/ Jonathan M. Shaw
Jonathan M. Shaw

/s/ Mirella Lang
Mirella Lang